Exhibit 10.11
TYSON FOODS, INC.
DEFERRED STOCK AGREEMENT

THIS DEFERRED STOCK AGREEMENT (this “Agreement”) is made and entered into as of November 17, 2024 (the “Grant Date”), by and between TYSON FOODS, INC., a Delaware corporation (the “Company”), and #PARTICIPANTNAME# (the “Director”).
Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Grant Date to the Director the deferred shares (“Deferred Shares”) described below pursuant to the Tyson Foods, Inc. 2000 Stock Incentive Plan (the “Stock Plan”) and the compensation policy for outside directors adopted by the Company’s Board of Directors (the grant of Deferred Shares is herein referred to as this “Deferred Stock Grant”).
A.    Grant Date: November 17, 2024
B.    Deferred Shares: The right to receive in the future #QUANTITYGRANTED# shares of the Company’s Class A common stock, par value $.10 per share (“Common Stock”), subject to adjustment as provided in Sections 4 and 5(a) of the Additional Terms and Conditions herein.
C.    Vesting: This Deferred Stock Grant is fully vested and nonforfeitable at all times.
D.    Settlement Schedule: The Deferred Shares shall be settled and paid to the Director in a lump sum within sixty (60) days after the one hundred eighty (180)-day anniversary of the termination of Director’s service as a member of the Company’s Board of Directors or, if the Director has made a timely election for settlement and payment of the Deferred Shares on different terms, in such form and subject to such rules and limitations as the Committee may prescribe, then the Deferred Shares shall be settled and paid to the Director in accordance with the terms of such election; provided that, in either case, upon the occurrence of a Change in Control or the death of the Director, whichever occurs earlier, the Deferred Shares (including any Deferred Shares that have yet to be settled and paid pursuant to a schedule of annual installments that has commenced) shall be settled and paid to the Director within sixty (60) days after such Change in Control or death (in all cases, the date the processing of this Deferred Stock Grant commences is referred to as the “Settlement Date”).
IN WITNESS WHEREOF, the Company has executed this Agreement as of the Grant Date set forth above.
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TYSON FOODS, INC.
By: ./s/ Jacqueline Hanson
Title: EVP, Chief People Officer

Exhibit 10.11

ADDITIONAL TERMS AND CONDITIONS OF
TYSON FOODS, INC.
DEFERRED STOCK AGREEMENT
    1.    Definitions. Unless otherwise defined herein, each capitalized term in this Agreement shall have the meaning ascribed to it in the Stock Plan, except “Change in Control” shall not include any event as a result of which one or more of the following persons or entities possess or continues to possess, immediately after such event, over fifty percent (50%) of the combined voting power of Tyson or, if applicable, a successor entity: (i) Tyson Limited Partnership, or any successor entity; (ii) individuals related to the late Donald John Tyson by blood, marriage or adoption, or the estate of any such individual (including Donald John Tyson’s); or (iii) any entity (including, but not limited to, a partnership, corporation, trust or limited liability company) in which one or more of the entities, individuals or estates described in clauses (i) and (ii) hereof possess over fifty percent (50%) of the combined voting power or beneficial interests of such entity.
    2.    Deferred Shares Account. The Committee will set up a Deferred Shares account for a Director, which account will track the number of Deferred Shares granted to a Director, as adjusted pursuant to Section 4. The Committee shall cause periodic statements of account to be delivered to the Director, at such time or times as the Committee may determine in its sole discretion, showing the number of Deferred Shares then subject to this Deferred Stock Grant. Subject to other Additional Terms and Conditions, the Committee shall cause one or more shares of Common Stock to be delivered to the Director in settlement of the Deferred Shares within sixty (60) days following the Settlement Date; provided that, if the Settlement Date is established by a Change in Control and Tyson Foods, Inc. is not the surviving entity, then, pursuant to Section 5(a), the Deferred Shares will be settled either (i) in the number and class of shares of capital stock of the successor entity into which each outstanding share of Common Stock has been converted pursuant to such Change in Control, unless the Committee determines in its sole discretion to settle the Deferred Shares in cash; or (ii) if shareholders of Tyson Foods, Inc. receive consideration other than in shares of capital stock of the successor entity, such other consideration received by shareholders of Tyson Foods, Inc. or in cash, as the Committee may determine in its sole discretion.

Exhibit 10.11
    3.    Condition to Delivery of Deferred Shares. If the Company is responsible for any tax withholding obligations (whether federal, state or local) for the Director in connection with the settlement of Deferred Shares, in order to receive the settlement proceeds, the Director must deliver to the Company within thirty (30) days of the Settlement Date either cash or a certified check payable to the Company in the amount of all of the tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the settlement of the Deferred Shares. If the Director does not deliver a timely election to make a supplemental payment with cash or by certified check for tax withholding obligations as provided above as to all or a portion of the Deferred Shares, Director will be deemed to have elected to have the actual number of Deferred Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock, as determined by the Committee, on the date on which the tax withholding obligation arises is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the settlement of the Deferred Shares (the “Withholding Election”). Director understands and agrees that if the Company is required to make any tax withholding obligations on the Deferred Shares, Director’s acceptance of this Agreement will be deemed to be Director’s election to make a Withholding Election pursuant to this Section 3 and such other consistent terms and conditions prescribed by the Committee.
    4.    Dividend Reinvestment. If cash dividends are paid on any shares of Common Stock between the Grant Date and the settlement of the Deferred Shares, the Director’s Deferred Shares account will be increased by a number of Deferred Shares equal to the number of additional shares of Common Stock that could have been purchased with the dividends had the director received dividend payments on the Deferred Shares in the account. For this purpose, the purchase price of Common Stock shall be deemed to be the per share closing price of the Common Stock on the record date corresponding to the dividend payment.
    5.    Change in Capitalization.
        (a)    The number and kind of Deferred Shares shall be proportionately adjusted to reflect a merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)) or other change in the capital structure of the Company in accordance with the terms of the Stock Plan. All adjustments made by the Committee under this Section 5(a) shall be final, binding, and conclusive upon all parties. In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Common Stock, a Change in Control or similar transaction, an appropriate adjustment may be made with respect to the Deferred Shares such that other securities, cash or other property may be substituted for the Common Stock otherwise to be delivered in settlement of this Deferred Stock Grant.
        (b)    The existence of the Stock Plan and this Deferred Stock Grant shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

Exhibit 10.11
    6.    Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware.
    7.    Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
    8.    Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
    9.    Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
    10.    Entire Agreement. Subject to the terms and conditions of the Stock Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. In the event of any conflict between the provisions of the Stock Plan and the terms of this Agreement, the provisions of the Stock Plan will control. This Deferred Stock Grant has been made pursuant to the Stock Plan and an administrative record is maintained by the Committee indicating under which plan this Deferred Stock Grant is authorized.
    11.    Violation. Any disposition of the Deferred Shares or any portion thereof prior to the Settlement Date shall be a violation of the terms of this Agreement and shall be void and without effect.
    12.    Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
    13.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
    14.    Section 409A. It is the intent of the Company that any payment pursuant to this Agreement be compliant with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed accordingly, and such payment will be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance.

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